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                                                                   EXHIBIT 10.27

[Letterhead of MGM Grand, Inc.]
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October 10, 1995


Mr. Ed Jenkins
5164 McLeod Drive
Las Vegas, NV 89120

Dear Mr. Jenkins:

This letter will memorialize the agreement between you and MGM Grand, Inc. ("Company").

1.      Commencement Date: October 23, 1995
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2.      Position/Title: Vice President
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3.      Compensation:
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        a)   Base: $140,000 per year
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        b)   Stock Options: 25,000 shares of MGM Grand, Inc.'s common stock
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             pursuant to its Non-Qualified Stock Option Plan, and subject to the following vesting schedule:


               End of Year                 Percent Vesting
               -----------                 ---------------
                    1                              0
                    2                              0
                    3                             20
                    4                             20
                    5                             20
                    6                             40


        c)   Acceleration of Stock Options: If there is a change in control as a
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             result of a sale or exchange to a third party of outstanding common stock (as distinguished from a change in control resulting from the issuance of treasury shares or from any other transaction) before the stock options are fully vested, all unvested stock options shall become fully vested as of the date of such sale or exchange.

Mr. Ed Jenkins
October 10, 1995
Page 2



     d)   Additional Compensation: You will be entitled to
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          receive an annual bonus, not to exceed 50% of your base
          compensation, at the sole discretion of the Company's executive committee.

     e)   Sign on Bonus: You will receive $5,000 upon signing and
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          acceptance of this agreement.

     f)   Taxes: All payments to you under this section will be
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          subject to withholding taxes and other tax requirements,
          as applicable.

4.   Duties and Responsibilities:  Those consistent with
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     position/title including, but not limited to, security matters related to domestic and international Company ventures, and Company development matters as directed by the Senior Vice
     President of Development.

5.   Exclusivity: You agree to devote your full business time to
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     the Company, and to render your services solely and
     exclusively for the Company and any of its affiliates.

6.   Representations and Warranties: You represent and warrant that:
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     a)   You can and will be unconditionally licensed by all
          applicable gaming authorities, and other authorities, including those to which the Company may become subject in the future.

     b) There are no existing conditions which may impair your ability to perform your duties hereunder.

     c) You have the full right to enter into this agreement, and your entering into this agreement will not violate or conflict with any arrangements or agreements you have with any other entity.

7.   Termination Right: Each party shall have the right to terminate this
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     agreement and your employment hereunder on thirty (30) days notice without any further obligations to the other, including, without limitation, any obligations under Paragraph 3 above.














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Mr. Ed Jenkins
October 10, 1995
Page 3


8.   Employee Benefits: You shall be entitled to all the employee benefits that
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     are in place at the Company as of the commencement date of this agreement, subject to change from time to time at the discretion of the Company.

If the foregoing properly reflects your understanding, please so acknowledge by signing where indicated below.

Sincerely yours,


/s/ J. Terrence Lanni
J. Terrence Lanni
Chairman & CEO
MGM Grand, Inc.

Agreed to and acknowledged:

/s/ Edward Jenkins
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Ed Jenkins

Dated: 10/10/95
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